Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Vodafone Group plc of our report dated June 7, 2019 relating to the consolidated financial statements, which appears in Vodafone Group plc’s Annual Report on Form 20-F for the year ended March 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

London, United Kingdom

July 29, 2020